UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2007

QUIDEL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10165 McKellar Court
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:(858) 552-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 26, 2007, Quidel Corporation (the “Company”) announced the appointment of Richard C. Tarbox III, as its Senior Vice President, Corporate Development Officer based on the terms and conditions of the employment offer letter, dated June 19, 2007, attached as Exhibit 10.1 hereto (the “Employment Offer Letter”).  In addition, the Company also announced the promotion of Scot M. McLeod to Senior Vice President, Operations, effective July 2, 2007.  In connection with the appointment of Mr. Tarbox and the promotion of Mr. McLeod, the Company also entered into new change in control agreements with each of Messrs. Tarbox and McLeod as described in more detail below and consistent with the terms and conditions of the Company’s other change in control agreements with its other senior vice presidents.  A copy of the Agreements Re: Change in Control for each of Messrs. Tarbox and McLeod are attached as Exhibits 10.2 and 10.3 hereto, respectively.

Under the Employment Offer Letter, Mr. Tarbox is an “at-will” employee, which means that either Mr. Tarbox or the Company may terminate his employment at any time.  The Employment Offer Letter sets forth the terms and conditions of Mr. Tarbox’s employment with the Company and provides for, among other matters: (i) a minimum base salary of $260,000 per annum; (ii) an annual bonus in accordance with the Company’s bonus plan with a target bonus of 40% of Mr. Tarbox’s base salary; (iii) payment of relocation expenses of up to $100,000 net in accordance with the Company’s relocation assistance program; (iv) a severance payment equal to six months of his annual salary in the event Mr. Tarbox’s employment is terminated without cause and for reasons not subject to a change in control of the Company; and (v) a grant of equity to be valued at $600,000 as of the grant date (July 16, 2007) in which Mr. Tarbox will receive 50% of the equity award in shares of time-based restricted stock and 50% in options to purchase common stock at an exercise price equal to the closing price of the Company’s common stock as of the date of grant.  The vesting schedule for both the restricted stock award and stock options is over four years with twenty-five percent vesting upon the anniversary of the grant date and the remaining 75% vesting quarterly thereafter.

In connection with the promotion of Mr. McLeod, the Compensation Committee approved (i) an increase in annual base salary for Mr. McLeod to $248,500, and (ii) a grant of equity to be valued at $381,000 as of the grant date (July 2, 2007) in which Mr. McLeod will receive options to purchase common stock with a four-year vesting schedule of twenty-five percent upon the anniversary of the grant date and the remaining 75% vesting quarterly thereafter.

The Agreement Re: Change in Control for each of Messrs. Tarbox and McLeod provide for certain severance benefits to such executive in the event of termination of his employment in connection with a change in control of the Company. The severance benefits are payable if employment with the Company is terminated within 30 days prior to or three years following a change in control, unless terminated for cause or the termination is the result of a voluntary resignation (which does not include resignations stemming from a material adverse change in responsibilities, status, compensation, authority or location of work place) or death or disability.  The severance benefits under the Agreement Re: Change in Control generally consist of a lump sum cash payment equal to two (2) times the sum of (i) the executive’s highest annual salary rate within the three (3) year period ending on the date of termination plus (ii) an amount equal to the annualized average of all bonuses and incentive compensation payments paid to such executive during the two (2) year period immediately before the date of termination. In addition, the Agreement Re: Change in Control provides for: payment of $25,000 to help pay the legal fees, tax and accounting fees and other costs associated with transitional matters; continued coverage for two (2) years under the Company’s group medical insurance, group dental insurance, and disability insurance programs unless and to the extent the executive obtains concurrent coverage through another program in which case the Company’s coverage will be terminated or reduced as applicable; and immediate vesting and exercisability of any and all unvested stock options and immediate and automatic lapse of any and all restrictions on any of executive’s restricted stock (except to the extent the executive and the Company have agreed to otherwise in writing, including either prior to or subsequent to the execution of the Agreement Re: Change in Control).

The descriptions of the Employment Offer Letter and the Agreements Re: Change in Control for each of Messrs. Tarbox and McLeod provided above are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 5.02                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)            On June 26, 2007, the Company announced the appointment of Richard C. Tarbox III, as the Company’s Senior Vice President, Corporate Development Officer, effective July 16, 2007.  In addition, the Company also announced the promotion of Scot M. McLeod to Senior Vice President, Operations, effective July 2, 2007.

Mr. Tarbox is 55 and since 2004 has served as Vice President, Strategic Sourcing & Business Development for the Healthcare Market Division of Thermo Fisher Scientific Incorporated, a company focused on meeting diagnostic testing needs in healthcare facilities.  Prior to Thermo Fisher Scientific and from 1995 to 2003, Mr. Tarbox served as managing partner and founder of The Tarbox Group, L.P., providing management consulting services and investigation and evaluation of private equity investment opportunities. From 1992 to 1995, Mr. Tarbox served as Executive Vice President and Chief Operating Officer of Ostex International, Inc., a developer and manufacturer of diagnostic products for osteoporosis and other bone health diseases.  In addition, from 1981 to 1992, Mr. Tarbox held various senior business development, sales and operations positions with Baxter International, Inc. and American Hospital Supply Corp., a global medical products and services company.

Mr. Tarbox is a graduate of the University of Washington where he received his Bachelor’s Degree in Clinical Psychology and the Kellogg School of Management at Northwestern University where he earned a Master’s in Business Management.

Mr. McLeod is 43 and since 2001 has served as the Company’s Vice President, Operations.  Mr. McLeod first joined the Company in 1997 as Director of Production and has held various management operations positions with the Company throughout his nine plus years of service.

Mr. McLeod has a Bachelor of Science degree in Chemical Engineering from the University of New Hampshire.

The general terms and conditions of Mr. Tarbox’s employment with the Company are set forth in the Employment Offer Letter discussed above in Item 1.01 of this current report on Form 8-K.  In addition and in connection with the appointment of Mr. Tarbox and the promotion of Mr. McLeod, the Company entered into new change in control agreements with each of Messrs. Tarbox and McLeod also discussed above in Item 1.01.  The Employment Offer Letter and the Agreements Re: Change in Control for each of Messrs. Tarbox and McLeod are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01                Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Offer Letter, dated June 19, 2007, between Quidel Corporation and Richard C. Tarbox III.

10.2	Agreement Re: Change in Control, entered into on June 25, 2007, between Quidel Corporation and Richard C. Tarbox III.

10.3	Agreement Re: Change in Control, entered into on June 25, 2007, between Quidel Corporation and Scot M. McLeod.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  June 26, 2007

QUIDEL CORPORATION

By:	/s/ Robert J. Bujarski
Name:	Robert J. Bujarski
Its:	Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Offer Letter, dated June 19, 2007, between Quidel Corporation and Richard C. Tarbox III.

10.2	Agreement Re: Change in Control, entered into on June 25, 2007, between Quidel Corporation and Richard C. Tarbox III.

10.3	Agreement Re: Change in Control, entered into on June 25, 2007, between Quidel Corporation and Scot M. McLeod.